Kenneth Cole Productions, Inc.
                                  Exhibit 21.01
                              List of Subsidiaries

                                                     State of Incorporation

Kenneth Cole Productions, Inc.                       New York
Kenneth Cole Financial Services, Inc.                New Jersey
Cole Carnegie, Inc.                                  New York
Kenth Ltd.                                           Hong Kong
Kenneth Cole Catalog, Inc.                           Virginia
Kenneth Cole Services, Inc.                          Delaware
K.C.P.L., Inc.                                       Delaware
Cole South Beach, Inc.                               Florida
Cole Somerset, Inc.                                  Michigan
Kenneth Cole Gilroy, Inc.                            California
Cole NorthPark, Inc.                                 Texas
Cole Phipps, Inc.                                    Georgia
Cole Westchester, Inc.                               New York
Cole Tyson, Inc.                                     Virginia
Cole Napa, Inc.                                      California
Cole Destin, Inc.                                    Florida
Cole Prussia, Inc.                                   Pennsylvania
Cole Pentagon, Inc.                                  Virginia
Cole Sawgrass, Inc.                                  Florida
Kenneth Cole, Inc.                                   New York
Cole Short Hills, Inc.                               New Jersey
Cole Cabazon, Inc.                                   California
Cole Copley, Inc.                                    Massachusetts
Cole Stanford, Inc.                                  California
Cole Roosevelt, Inc.                                 New York
Cole Newbury, Inc.                                   Massachusetts
Cole Waikele, Inc.                                   New York
Cole Reading Outlet, Inc.                            Pennsylvania
Cole Broadway, Inc.                                  New York
Cole Amsterdam, B.V.                                 Amsterdam
Cole Amsterdam, Inc.                                 Delaware
Cole Clinton, Inc.                                   Connecticut
Cole Boca, Inc.                                      Florida
Cole Century City, Inc.                              California
Cole Georgetown, Inc.                                District of Columbia
Cole Dadeland, Inc.                                  Florida
Cole Aspen, Inc.                                     Delaware
Cole Houston, Inc.                                   Delaware
Cole Fashion Valley, Inc.                            Delaware
Cole Chestnut, Inc.                                  Delaware
Cole Oakbrook, Inc.                                  Delaware
Cole Santa Monica, Inc.                              Delaware
Cole Garden State, Inc.                              Delaware
Cole Grand Central, Inc.                             Delaware
Cole Riverhead, Inc.                                 Delaware
Cole Las Vegas, Inc.                                 Delaware
Cole Carlsbad, Inc.                                  Delaware
Cole Orlando, Inc.                                   Delaware
Cole Forum, Inc.                                     Delaware
Cole Grant, Inc.                                     Delaware
Cole Honolulu, Inc.                                  Delaware
Cole Scottsdale, Inc.                                Delaware